UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2018

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 4, 2018, the Board of Directors of Prospect Capital Corporation (the “Company”) appointed Kristin Van Dask as the Chief Financial Officer, Treasurer, Secretary, and Chief Compliance Officer of the Company, effective immediately, in place of Brian H. Oswald who previously served in such positions.

Ms. Van Dask, age 38, has served as the Company’s Controller since 2008 and has 17 years of experience in finance, accounting, and financial reporting, including with business development company, closed-end fund, securitization, corporate, private partnership, and other structures.

Prior to joining the Company, Ms. Van Dask served in the Structured Finance Division of GSC Group LLC, a registered investment adviser specializing in credit-based alternative investment strategies. Ms. Van Dask was an Accounting Manager responsible for the accounting and financial reporting of private equity and hedge funds invested in a diverse series of leveraged structured credit instruments. From 2002 to 2007, Ms. Van Dask held various positions within the Assurance practice of Ernst & Young LLP, working on a variety of privately held and publicly traded clients, private equity funds, management companies, and investment advisory partnerships. She was responsible for the supervision of financial statement audits for funds with portfolios ranging up to $10 billion and a publicly traded company with manufacturing revenues of over $8 billion. In 2001, Ms. Van Dask began her public accounting career at Arthur Andersen LLP.

Ms. Van Dask holds a BS magna cum laude from Towson University and is a Certified Public Accountant in the state of New York.

There are no arrangements or understandings between Ms. Van Dask and any other persons pursuant to which Ms. Van Dask was selected as an officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  April 4, 2018

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